                 ______________________________________________
                 ______________________________________________

                               CREDIT AGREEMENT

                                BY AND BETWEEN

                        MEDICAL GRAPHICS CORPORATION

                                     AND

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                          Dated as of: March 31, 1997


                                    [LOGO]

                 ______________________________________________
                 ______________________________________________

                               Table of Contents
                               -----------------

ARTICLE I     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II    Amount and Terms of the Credit Facility. . . . . . . . . . . . .10
 Section 2.1   Revolving Advances. . . . . . . . . . . . . . . . . . . . . . .10
 Section 2.2   Requests for Advances . . . . . . . . . . . . . . . . . . . . .10
 Section 2.3   Interest; Minimum Interest Charge; Default Interest . . . . . .11
 Section 2.4   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
 Section 2.5   Application of Payments . . . . . . . . . . . . . . . . . . . .12
 Section 2.6   Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . .12
 Section 2.7   Termination by Borrower . . . . . . . . . . . . . . . . . . . .13
 Section 2.8   Mandatory Prepayment. . . . . . . . . . . . . . . . . . . . . .13
 Section 2.9   Advances Without Request. . . . . . . . . . . . . . . . . . . .13
 Section 2.10  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .13
 Section 2.11  Facility Subject to Eximbank Rules. . . . . . . . . . . . . . .14

ARTICLE III   Conditions of Lending. . . . . . . . . . . . . . . . . . . . . .14
 Section 3.1   Conditions Precedent to the Initial Revolving Advance . . . . .14
 Section 3.2   Conditions Precedent to All Advances. . . . . . . . . . . . . .16

ARTICLE IV    Representations and Warranties . . . . . . . . . . . . . . . . .16
 Section 4.1   Corporate Existence and Power; Name; Chief Executive Office;
                Inventory and Equipment Locations; Tax Identification
                Number . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
 Section 4.2   Authorization of Borrowing; No Conflict as to Law
               or Agreements . . . . . . . . . . . . . . . . . . . . . . . . .17
 Section 4.3   Legal Agreements. . . . . . . . . . . . . . . . . . . . . . . .17
 Section 4.4   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .17
 Section 4.5   Financial Condition; No Adverse Change. . . . . . . . . . . . .17
 Section 4.6   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . .17
 Section 4.7   Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . .18
 Section 4.8   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
 Section 4.9   Titles and Liens. . . . . . . . . . . . . . . . . . . . . . . .18
 Section 4.10  Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
 Section 4.11  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
 Section 4.12  Environmental Matters . . . . . . . . . . . . . . . . . . . . .19
 Section 4.13  Submissions to Lender . . . . . . . . . . . . . . . . . . . . .20
 Section 4.14  Financing Statements  . . . . . . . . . . . . . . . . . . . . .20
 Section 4.15  Rights to Payment . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE V     Borrower's Affirmative Covenants . . . . . . . . . . . . . . . .20
 Section 5.1   Reporting Requirements. . . . . . . . . . . . . . . . . . . . .20

 Section 5.2   Books and Records; Inspection and Examination . . . . . . . . .22
 Section 5.3   Account Verification. . . . . . . . . . . . . . . . . . . . . .22
 Section 5.4   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .23
 Section 5.5   Payment of Taxes and Other Claims . . . . . . . . . . . . . . .23
 Section 5.6   Maintenance of Properties . . . . . . . . . . . . . . . . . . .23
 Section 5.7   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .24
 Section 5.8   Preservation of Existence . . . . . . . . . . . . . . . . . . .24
 Section 5.9   Delivery of Instruments, etc. . . . . . . . . . . . . . . . . .24
 Section 5.10  Collateral Account. . . . . . . . . . . . . . . . . . . . . . .24
 Section 5.11  Performance by the Lender . . . . . . . . . . . . . . . . . . .25
 Section 5.12  Minimum Tangible Net Worth. . . . . . . . . . . . . . . . . . .25

ARTICLE VI    Negative Covenants . . . . . . . . . . . . . . . . . . . . . . .26
 Section 6.1   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
 Section 6.2   Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . .26
 Section 6.3   Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . .26
 Section 6.4   Investments and Subsidiaries. . . . . . . . . . . . . . . . . .27
 Section 6.5   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . .27
 Section 6.6   Sale or Transfer of Assets; Suspension of Business
                Operations . . . . . . . . . . . . . . . . . . . . . . . . . .27
 Section 6.7   Consolidation and Merger; Asset Acquisitions. . . . . . . . . .28
 Section 6.8   Sale and Leaseback. . . . . . . . . . . . . . . . . . . . . . .28
 Section 6.9   Restrictions on Nature of Business. . . . . . . . . . . . . . .28
 Section 6.10  Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . .28
 Section 6.11  Discounts, etc. . . . . . . . . . . . . . . . . . . . . . . . .28
 Section 6.12  Defined Benefit Pension Plans . . . . . . . . . . . . . . . . .28
 Section 6.13  Other Defaults. . . . . . . . . . . . . . . . . . . . . . . . .28
 Section 6.14  Place of Business; Name . . . . . . . . . . . . . . . . . . . .28
 Section 6.15  Organizational Documents; S Corporation Status. . . . . . . . .29
 Section 6.16  Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . .29

ARTICLE VII   Events of Default, Rights and Remedies . . . . . . . . . . . . .29
 Section 7.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . .29
 Section 7.2   Rights and Remedies . . . . . . . . . . . . . . . . . . . . . .30
 Section 7.3   Certain Notices . . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE VIII  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .30
 Section 8.1   Addresses for Notices, Etc. . . . . . . . . . . . . . . . . . .30
 Section 8.2   Servicing of Credit Facility. . . . . . . . . . . . . . . . . .30
 Section 8.3   Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . .31
 Section 8.4   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .31
 Section 8.5   Binding Effect; Assignment; Counterparts;
                Exchanging Information . . . . . . . . . . . . . . . . . . . .32

 Section 8.6   Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. . . .33

                               CREDIT AGREEMENT

                   (Eximbank Guaranteed Loan No. _____________)

                           Dated as of March 31, 1997

          MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

          Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

     "Advance" means a Revolving Advance.

          "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit Agreement, as amended, supplemented and restated from time to time.

          "Availability" means the Borrowing Base reduced by the outstanding principal balance of the Revolving Advances.

          "Base Rate" means the rate of interest publicly announced from time to time by the Lender as its "base rate" or, if the Lender ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

          "Borrower Agreement" means the Borrower Agreement of even date herewith by and between the Borrower and the Lender in the form attached hereto as Exhibit C.

          "Borrowing Base" means, at any time the least of:

          (a)  the Maximum Line; or

          (b) the difference of $4,100,000 and the outstanding principal balance of the NBCI Revolving Advances; or

          (c) subject to change from time to time in the Lender's sole discretion, the sum of:

               (i)  90% of Eligible Foreign Accounts; and

               (ii) 75% of Eligible Export Inventory.

          "Borrowing Base Certificate" means a certificate, substantially in the form attached hereto as Exhibit E, executed by the Borrower and accepted by the Lender.

          "Business Day" means any day on which the Federal Reserve Bank of New York is open for business.

          "Closing Date" means the date of this Agreement.

          "Collateral" has the meaning given in the Security Agreements.

          "Collateral Account" has the meaning given in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Collateral Account Agreement by and among the Borrower, Norwest Bank International New York Branch and the Lender of even date herewith, as the same may hereafter be amended, supplemented or restated from time to time.

          "Collateral Pledge Agreement" means the Collateral Pledge Agreement of even date herewith pursuant to which the Borrower pledges to the Lender and NBCI all of its shares in Medical Graphics F.S.C. and ErgometRx, as the same may hereafter be amended, supplemented or restated from time to time.

          "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article II.

          "Country Limitation Schedule" shall mean the most recent schedule published by Eximbank and provided to the Borrower by the Lender which sets forth on a country by country basis whether and under what conditions Eximbank will provide coverage for the financing of export transactions to countries listed therein.

          "Credit Facility" means the credit facility made available to the Borrower pursuant to Article II.

          "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

          "Eligible Export Inventory" means all Inventory consisting of Items, raw materials and components to be used to manufacture Items, and work-in-process relating to Items, and raw materials and components the Borrower must purchase to manufacture Items, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Export Inventory:

               (i) Inventory that is: in-transit; located at any warehouse or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment;

               (ii)   Inventory consisting of proprietary software;

               (iii) Inventory that is damaged, slow moving, obsolete, returned, defective, recalled or unfit for further processing or not currently saleable in the normal course of the Borrower's operations;

               (iv)   Inventory that is perishable or live;

               (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

               (vi) Inventory that is subject to a security interest in favor of any Person other than the Lender or NBCI;

               (vii)  Sample or demonstration Inventory;

               (viii) Inventory which has been previously exported from the United States of America;

               (ix) Inventory which constitutes defense articles or defense services;

               (x) Inventory consisting of or to be incorporated into Items destined for shipment to a Prohibited Country;

               (xi) The Foreign Content portion of Items containing less than fifty percent (50%) US Content;

               (xii) For Items containing at least fifty percent (50%) US Content, any Foreign Content not incorporated into such Items in the US;

               (xiii) That portion of Inventory consisting of or to be incorporated into Items whose sale would result in an Account deemed ineligible under clauses (ii), (viii), (x), or (xi) of the definition of "Eligible Foreign Accounts"; and

               (xiv) Inventory otherwise deemed ineligible by the Lender in its discretion.

          "Eligible Foreign Accounts" means all Accounts owed by Account debtors located outside the US for the sale or provision of Items, except the following shall not in any event be deemed Eligible Foreign
     Accounts:

               (i) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

               (ii) That portion of Accounts not providing for payment in full within 180 days of shipment date;

               (iii) That portion of Accounts over 60 days past the original due date or, 90 days past the original due date if insured through Eximbank export credit insurance for comprehensive commercial and political risk, or through an Eximbank approved private insurer for comparable coverage;

               (iv) Accounts owed by a shareholder, Affiliate, officer or employee of the Borrower;

               (v) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vi) Accounts not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender or NBCI;

               (vii) That portion of Accounts that constitutes finance charges, service charges or sales or excise taxes;

               (viii) That portion of Accounts payable in a currency other than US Dollars unless prior written approval has been received from Eximbank;

               (ix) That portion of Accounts owed by military buyers or for defense articles or services, except as may be approved in writing by the Lender and Eximbank;

               (x) That portion of Accounts due and collectible outside the United States;

               (xi) That portion of Accounts owed by Account debtors located in, or arising from sales of Items delivered to, a Prohibited Country;

               (xii) That portion of Accounts, or portions thereof, otherwise deemed uncollectible for any reason by the Lender or Eximbank in its discretion.

          "ErgometRx" means ErgometRx, Inc., a Minnesota corporation.

          "Event of Default" has the meaning specified in Section 7.1.

          "Eximbank" means the Export-Import Bank of the United States.

          "Export Order" means a bona fide written export order or contract to purchase Items from the Borrower from a customer outside the US.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate plus four percent (4%), which annual rate shall change when and as the Base Rate changes.

          "Foreign Content" means that portion of the cost of an Item arising from materials which are not of US origin or from labor and services not performed in the US.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 4.5.

          "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

          "Items" means the goods and services to be sold by the Borrower to customers located outside the United States pursuant to Export Orders.

          "Loan Documents" means this Agreement, the Notes, the Borrower Agreement and the Security Documents.

          "Master Guaranty" means that certain Master Guaranty Agreement
     No. MN-MGA-96-001, dated as of November 13, 1996, by and between the Lender and Eximbank.

          "Maturity Date" means March 30, 1998.

          "Maximum Line" means $1,750,000.

          "Medical Graphics F.S.C." means Medical Graphics F.S.C., Inc., a US Virgin Island corporation.

          "Medical Graphics Germany" means Medical Graphics GmbH, a German corporation.

          "Minimum Interest Charge" has the meaning given in Section 2.3(b).

          "NBCI" means Norwest Business Credit, Inc., a Minnesota corporation.

          "NBCI Credit Agreement" means that certain Credit and Security Agreement of even date herewith by and between the Borrower and NBCI, as the same may hereafter be amended, supplemented or restated from time to time.

          "NBCI Credit Facility" means the credit facility extended to the Borrower pursuant to the NBCI Credit Agreement.

          "Net Income" means fiscal year-to-date after-tax net income as determined in accordance with GAAP.

          "Notes" means Revolving Note A and Revolving Note B.

          "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Notes or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender of even date herewith, as the same may hereafter be amended, supplemented or restated from time to time.

          "Permitted Lien" has the meaning given in Section 6.1.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

          "Prohibited Country" means any country in which Eximbank coverage is not available for commercial reasons or in which Eximbank is legally prohibited from doing business, as designated in the Country Limitation Schedule.

          "Revolving Advance" has the meaning given in Section 2.1.

          "Revolving Note A" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

          "Revolving Note B" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto.

          "Security Agreements" means Security Agreement A and Security Agreement B.

          "Security Agreement A" means that certain Security Agreement "A" of even date herewith by and between the Borrower and the Lender, securing payment of Revolving Note A.

          "Security Agreement B" means that certain Security Agreement "B" of even date herewith by and between the Borrower and the Lender, securing payment of Revolving Note B.

          "Security Documents" means this Agreement, the Collateral Account Agreement, the Collateral Pledge Agreement, the Patent and Trademark Security Agreement, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Documents" means this Agreement, the Security Agreements and the Patent and Trademark Security Agreement.

          "Security Interest" means the security its granted under the Security Documents.

          "Servicer" means NBCI.

          "Tangible Net Worth" means the difference between (i) the tangible assets of the Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all Debt of the Borrower; PROVIDED, HOWEVER, that notwithstanding the foregoing in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, prepaid expenses, deposits, deferred charges or treasury stock or any securities or Debt of the Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, and any other assets designated from time to time by the Lender, in its sole discretion.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

          "US Content" means that portion of the cost of an Item arising from materials which are of US origin or from labor and services performed in the US.

                                  ARTICLE II

                  AMOUNT AND TERMS OF THE CREDIT FACILITY

          Section 2.1 REVOLVING ADVANCES. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances (each a "Revolving Advance") to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date, on the terms and subject to the conditions herein set forth, to provide the Borrower with working capital to fulfill Export Orders. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay ninety percent (90%) of each Revolving Advance shall be evidenced by Revolving Note A and secured pursuant to Security Agreement A and the Patent and Trademark Security Agreement. The Borrower's obligation to pay the remaining ten percent (10%) of each Revolving Advance shall be evidenced by Revolving Note B and secured pursuant to Security Agreement B and the Patent and Trademark Security Agreement. Within the limits set forth in this Section 2.1, the Borrower may request Revolving Advances, prepay, and request additional Revolving Advances.

          Section 2.2 REQUESTS FOR ADVANCES. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone. The Lender will not consider any request for a Revolving Advance unless the Lender has received from the Borrower, among other things, a Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of the requested Advance and copies of the Export Orders and a summary thereof against which the Borrower is requesting such Advance. Whenever the Borrower makes a request for an Advance based on Eligible Export

Inventory, it shall also indicate in its books and records that such Inventory has been designated to fulfill an Export Order and shall no longer be considered Eligible Inventory under the NBCI Credit Facility. Any request for an Advance shall be deemed to be a representation by the Borrower that the conditions set forth in Section 3.2 have been satisfied as of the date of the request.

          Section 2.3 INTEREST; MINIMUM INTEREST CHARGE; DEFAULT INTEREST. All interest shall be payable monthly in arrears on the first day of the month and on demand.

          (a) NOTES. Except as set forth in subsection (c) and (d), the outstanding principal balance of the Notes shall bear interest at the Floating Rate.

          (b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to subsections (a) and (c), the Borrower shall pay to the Lender interest of not less than $15,000 per calendar month during the term of this Agreement, prorated for less than full months (the "Minimum Interest Charge"), and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under subsections (a) and (c) in arrears on the first day of each month, provided that the sum of the Minimum Interest Charge and the Minimum Interest Charge under the NBCI Credit Facility shall not exceed $15,000 per month.

          (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

          Section 2.4 FEES.

          (a) ORIGINATION FEE. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $16,000, due and payable in twelve (12) substantially equal monthly installments beginning on the first day of the first month after the Funding Date, provided that the sum of this fee and the Origination Fee under the NBCI Credit Facility shall not exceed $41,000.

          (b) UNUSED LINE FEE. For the purposes of this Section 2.4(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances . The Borrower agrees to pay to the Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date, provided that the sum of this fee and the unused line fee under the NBCI Credit Facility shall not exceed one-quarter of one percent (0.25%) per annum times the difference of $4,100,000 and the aggregate average daily outstanding principal balance of the Revolving Advances and the revolving advances under the NBCI Credit Facility.

          (c) FACILITY FEES. If the Credit Facility is renewed, the Borrower shall pay the Lender a fee equal to one-quarter of one percent (0.25%) of the Maximum Line, due and payable 60 days in advance of the Maturity Date.

          (d) AUDIT FEES. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any of the Borrower's property, operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $62.50 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection, provided that the Borrower shall not have to reimburse such costs and expenses to the extent it has already done so pursuant to the NBCI Credit Facility.

          Section 2.5 APPLICATION OF PAYMENTS. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations 1 Banking Day after receipt by the Lender. The Lender shall apply all payments on the Obligations, (a) first, to reimburse the Lender for any and all unreimbursed costs and expenses incurred by the Lender, (b) to pay fees due to the Lender, (c) to pay interest on the Notes and (d) to pay the principal balance of the Notes. Payments applied to interest and principal shall be applied on a prorata basis to each Note.

           Section 2.6 CAPITAL ADEQUACY. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.6:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

          (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.6, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

          Section 2.7 TERMINATION BY BORROWER. The Borrower may terminate this Agreement at any time and, subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement, and (i) paying the Lender a prepayment fee equal to the lesser of
(A) the Minimum Interest Charge for the period from the date of prepayment through the third anniversary of the Closing Date or (B) a percentage of the Maximum Line equal to three percent (3%) if prepayment occurs before the 1st anniversary of the Closing Date, two percent (2%) if prepayment on or after the first anniversary of the Closing Date but before the second anniversary of the Closing Date, and one percent (1%) if prepayment occurs after the 2nd anniversary of the Closing Date but before the 3rd anniversary of the Closing Date.

          Section 2.8 MANDATORY PREPAYMENT. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess.

          Section 2.9 ADVANCES WITHOUT REQUEST. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Revolving Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

          Section 2.10 USE OF PROCEEDS. The Borrower shall use the proceeds of Advances for working capital to finance the manufacture, production or purchase and subsequent sale of Items only. Without limiting the generality of the foregoing, the Borrower shall not use any proceeds of Advances for any purpose prohibited by the Borrower Agreement or (i) to acquire fixed assets or capital goods for use in the Borrower's business; (ii) to acquire, equip or rent commercial space overseas; (iii) to employ non-US residents in offices outside the US; (iv) to serve as a retainage or warranty bond; or (v) to repay pre-existing Debt or future indebtedness of the Borrower unrelated to the Advances.

          Section 2.11 FACILITY SUBJECT TO EXIMBANK RULES. The Borrower acknowledges that the Lender is willing to make the Credit Facility available to the Borrower because the Eximbank is willing to guaranty payment of a significant portion of the Obligations pursuant to the Master Guaranty. Accordingly, in the event of any inconsistency among the Loan Documents and the Master Guaranty or related documents, the provision that is the more stringent on the Borrower shall control.

                                   ARTICLE III

                             CONDITIONS OF LENDING

          Section 3.1 CONDITIONS PRECEDENT TO THE INITIAL REVOLVING ADVANCE. The Lender's obligation to make the initial Revolving Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a)  This Agreement, properly executed by the Borrower.

          (b)  The Notes, properly executed by the Borrower.

          (c)  The Security Agreements, properly executed by the Borrower.

          (d)  The Collateral Account Agreement, properly executed by the
     Borrower.

          (e) The Collateral Pledge Agreement, properly executed by the Borrower together with certificates representing all of the Borrower's shares in Medical Graphics F.S.C. and ErgometRx and stock powers with respect to such certificates.

          (f) The SBA/Eximbank Joint Application, properly completed and executed by the Borrower.

          (g)  The Borrower Agreement, properly executed by the Borrower.

          (h) A properly completed and executed Borrowing Base Certificate as of a date not more than five (5) Business Days before the date of this Agreement.

          (i)  An exceptions approval letter, properly signed by Eximbank.

          (j) A participation and servicing agreement, properly signed by the Servicer.

          (k) Copies of the Borrower's audited financial statements with full disclosure for the last three (3) fiscal years.

          (l) Copies of the Borrower's federal tax return for the last year together with all schedules thereto.

          (m) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (n) The Patent and Trademark Security Agreement, properly executed by the Borrower.

          (o)  Current searches of appropriate filing offices showing that
     (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (p) A certificate of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

          (q) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

          (r) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (s) A certificate of an officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in
     Article IV and the Disclosure.

          (t) Support agreements in favor of the Lender and NBCI, properly executed by Glenn D. Taylor and Dale H. Johnson in their personal capacities.

          (u)  An opinion of counsel to the Borrower, addressed to the Lender.

          (v) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (w) Payment of the fees and commissions due through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.3, including all legal expenses incurred through the date of this Agreement.

          (x) Evidence that the NBCI Credit Agreement has been executed and delivered by the Borrower and that not later than simultaneously with the initial Advance, all conditions precedent to funding under the NBCI Credit Agreement shall have been satisfied.

          (y) Such other documents as the Lender in its sole discretion may require.

          Section 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The Lender will not consider any request for an Advance unless on such date:

          (a) the representations and warranties contained in Article IV and the Disclosure are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

          Section 4.1 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 4.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule
4.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All inventory and equipment is located at that location or at one of the other locations set forth in Schedule 4.1 hereto. The Borrower's tax identification number is correctly set forth beneath its signature below.

          Section 4.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          Section 4.3 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          Section 4.4 SUBSIDIARIES. The Borrower has no Subsidiaries other than Medical Graphics Germany which the Borrower is in the process of winding up and Medical Graphics F.S.C.

          Section 4.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender its audited financial statements for its fiscal year ended December 31, 1995 and its unaudited financial statements for the fiscal year-to-date period ended December 31, 1996 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

          Section 4.6 LITIGATION. Except as set forth on Schedule 4.6, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

          Section 4.7 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          Section 4.8 TAXES. Except as set forth on Schedule 4.8 and described in the letter from the Borrower's accountants attached thereto, the Borrower and its Affiliates (a) have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them;
(b) have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and (c) have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

          Section 4.9 TITLES AND LIENS. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 4.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

          Section 4.10 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

          (a)  Any accumulated funding deficiency within the meaning of ERISA;
     or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

          Section 4.11 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

          Section 4.12 ENVIRONMENTAL MATTERS.

          (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

               (ii) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law except for small quantities in the ordinary course of its business and in strict compliance with all Environmental Laws, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (e) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in substantial compliance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrower's businesses.

          Section 4.13 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

          Section 4.14 FINANCING STATEMENTS. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

          Section 4.15 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                   ARTICLE V

                        BORROWER'S AFFIRMATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

          Section 5.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP; together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in
     Section 5.12, and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, that they fairly present the Borrower's financial condition and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with GAAP subject to year-end audit adjustments, and fairly represent the Borrower's financial condition and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in
     Section 5.12;

        (c) on the first Banking Day of each week as of the last Banking Day of the prior week, a properly completed Borrowing Base Certificate, signed by the Borrower's chief financial officer;

          (d) within 15 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, an accounts receivable certification and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

          (e) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (f) as soon as available and in any event within ten days after they are due, copies of tax payments due and paid and written notice of any and all taxes due but not paid;

          (g) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

          (h) promptly upon knowledge thereof, notice of any Items (and the corresponding invoice amount) which are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations);

          (i) immediately after a proceeding in bankruptcy or an action for debtor's relief is filed by, against, or on behalf of the Borrower;

          (j) immediately after the Borrower fails to obtain the dismissal or termination within thirty (30) calendar days of the commencement of any proceeding or action referred to in (i) above; and

          (k) immediately after the Borrower begins any procedure for its dissolution or liquidation, or a procedure therefor has been commenced against it.

So long as the Servicer is actively servicing the Loan Documents on behalf of the Lender as described in Section 8.2, the Borrower shall provide to the Servicer all reports required under this Section 5.1.

          Section 5.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

          Section 5.3 ACCOUNT VERIFICATION. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

          Section 5.4 COMPLIANCE WITH LAWS.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

          Section 5.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

          Section 5.6 MAINTENANCE OF PROPERTIES.

          (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 5.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

          Section 5.7 INSURANCE. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

          Section 5.8 PRESERVATION OF EXISTENCE. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

          Section 5.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

          Section 5.10 COLLATERAL ACCOUNT.

          (a) If, notwithstanding the instructions to Account debtors located outside the United States to make payments to the Collateral Account, the Borrower receives any payments from such Account debtors, the Borrower shall deposit such payments into the Collateral Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

          (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

          (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing one Banking Day, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

          Section 5.11 PERFORMANCE BY THE LENDER. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article V or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 5.5, 5.7 and 5.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the

Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 5.11.

          Section 5.12 MINIMUM TANGIBLE NET WORTH. The Borrower will maintain, during each period described below, its Tangible Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

                     PERIOD               MINIMUM TANGIBLE NET WORTH
                     ------               --------------------------

                 March 31, 1997                    $300,000

                 April 30, 1997                   $1,000,000

                  May 31, 1997                    $1,000,000

             June 30, 1997 through                $1,300,000
               December 31, 1997

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

          Section 6.1 LIENS. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 6.1 hereto, securing indebtedness for borrowed money permitted under Section 6.2;

          (c) the Security Interest and liens and security interests created by the Security Documents; and

          (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower.

          Section 6.2 INDEBTEDNESS. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a)  indebtedness arising hereunder;

          (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.2 hereto; and

          (c)  indebtedness relating to liens permitted in accordance with
     Section 6.1.

          Section 6.3 GUARANTIES. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.2 hereto.

          Section 6.4 INVESTMENTS AND SUBSIDIARIES.

          (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

               (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by US corporations rated

          "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

               (ii) the Borrower's investment, but only to the extent as of the date hereof, in Medical Graphics Germany Medical Graphics F.S.C. and ErgometRx;

               (iii) travel advances or loans to the Borrower's officers and employees not exceeding at any one time an aggregate of $30,000; and

               (iv) advances in the form of progress payments, prepaid rent not exceeding one month or security deposits.

          (b) The Borrower will not create or permit to exist any Subsidiaries other than Medical Graphics Germany and Medical Graphics F.S.C.

          Section 6.5 DIVIDENDS. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

          Section 6.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The restrictions of the preceding sentence shall not apply to , sales or leases of the Borrower's surplus, obsolete or worn-out property, sales to insurers in settlement of insurable losses and sales of property where such property is being replaced and the replacement property is subject to the Security Interest. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

          Section 6.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

          Section 6.8 SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 6.9 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

          Section 6.10 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

          Section 6.11 DISCOUNTS, ETC. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

          Section 6.12 DEFINED BENEFIT PENSION PLANS. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 4.10.

          Section 6.13 OTHER DEFAULTS. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

          Section 6.14 PLACE OF BUSINESS; NAME. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

          Section 6.15 ORGANIZATIONAL DOCUMENTS; S CORPORATION STATUS. The Borrower will not amend its certificate of incorporation or articles of incorporation. After prior notice to the Lender, the Borrower may amend its bylaws provided that such amendments do not adversely affect the Lender. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

          Section 6.16 SALARIES. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment. The restrictions of this Section shall not apply to compensation in the form of options or warrants to acquire stock of the Borrower in favor of such Persons.

                                 ARTICLE VII

                   EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 7.1 EVENTS OF DEFAULT. An "Event of Default" as used herein shall mean any of the following:

          (a) Failure to pay any Obligations when they become due and payable, and in this connection Borrower hereby waives presentment, notice of dishonor and protest;

          (b) Any payment default shall occur under any agreement between the Borrower and NBCI, or NBCI shall accelerate or demand payment of any obligations owed to it by the Borrower, or NBCI shall exercise its remedies against the Borrower;

          (c) Eximbank shall repudiate, purport to revoke or fail to perform its obligations under the Master Guaranty;

          (d) An order for relief naming the Borrower as debtor shall be entered under the United States Bankruptcy Code; or

          (e) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document not specifically addressed in this Section 7.1, which shall remain uncured for 30 days after notice from the Lender.

          Section 7.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) The Lender may exercise and enforce any and all rights and remedies available upon default under the Security Agreements and the Patent and Trademark Security Agreement;

          (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

          Section 7.3 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.1) at least 20 calendar days before the date of intended disposition or other action.

                                 ARTICLE VIII

                                MISCELLANEOUS

          Section 8.1 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class United States mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

          Section 8.2 SERVICING OF CREDIT FACILITY.

          (a) The Lender has requested that the Servicer service and enforce the Loan Documents, make all Advances and collect all Obligations on the Lender's behalf and the Servicer has agreed to do so. The Borrower acknowledges and accepts the Servicer's appointment as such.

          (b) The Servicer shall have no duties or responsibilities to the Borrower hereunder, but only to the Lender. Neither the Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. The Borrower shall not in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

          (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

          (d) The Borrower shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrower's duties and obligations hereunder, unless and until the Borrower receives written notice from the Lender that the Servicer is no longer servicing this credit facility.

          (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

          Section 8.3 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses (including reasonable legal fees) incurred by the Lender in connection with the Loan Documents and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors and fees and expenses in enforcing this Agreement.

          Section 8.4 INDEMNITY. In addition to the payment of expenses pursuant to Section 8.3, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, assigns, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

               (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

               (iii) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

     If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.4 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. If Eximbank makes payment of a claim to the Lender under the Master Guaranty in connection with the Credit Facility, Eximbank shall be assigned all the Lender's rights and remedies under Revolving Note A, and Security Agreement A and may enforce any such rights or remedies against the Borrower and the Collateral (as defined in Security Agreement A). Additionally, the Borrower shall hold Eximbank harmless from agrees to indemnify it against any and all liabilities, damages, claims, costs and losses incurred or suffered by it resulting from (a) any materially incorrect certification or statement knowingly made by or on behalf of the Borrower to Eximbank or the Lender in connection with an Advance , this Agreement or any of the other Loan Documents or (b) any breach by the Borrower of the terms and conditions of this Agreement or any of the other Loan Documents. The Borrower also acknowledges that any statement, certification or representation made by it in connection with the Credit Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.

          Section 8.5 BINDING EFFECT; ASSIGNMENT; COUNTERPARTS; EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

          Section 8.6 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota

                           [Signature Page Follows]
located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

NORWEST BANK MINNESOTA, NATIONAL            MEDICAL GRAPHICS CORPORATION
ASSOCIATION


By                                          By
  -----------------------                      ---------------------------
     Christopher A. Cudak                      Glenn D. Taylor
     Its Vice President                        Its Chief Executive Officer

Address:                                    Address:

Norwest Center                              350 Oak Grove Parkway
Sixth Street and Marquette Avenue           St. Paul, Minnesota 55127
Minneapolis, Minnesota 55479-0085
Telecopy No. 612/667-2269                   Telecopy No. (612) 484-8941

Federal Tax ID No. 41-1592157               Federal Tax ID No. 41-1316712

                                               Exhibit A to Credit Agreement

                                REVOLVING NOTE A

$1,575,000                                              Minneapolis, Minnesota
                                                            ______________, 1997

          For value received, the undersigned, MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Borrower"), hereby promises to pay ON DEMAND to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Five Hundred and Seventy-Five Thousand Dollars ($1,575,000) or, if less, the aggregate unpaid principal amount of ninety percent (90%) of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

          This Note is Revolving Note A as defined in the Credit Agreement, is subject to the Credit Agreement and is secured pursuant to Security Agreement A and the Patent and Trademark Security Agreement as defined in the Credit Agreement.

                                   MEDICAL GRAPHICS CORPORATION


                                   By
                                      ---------------------------
                                      Glenn D. Taylor
                                      Its Chief Executive Officer

                                             Exhibit B to Credit Agreement

                               REVOLVING NOTE B

$175,000                                                Minneapolis, Minnesota

                                                            ______________, 1997

          For value received, the undersigned, MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (the "Borrower"), hereby promises to pay ON DEMAND to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred and Seventy-Five Thousand Dollars ($175,000) or, if less, ten percent (10%) of the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

          This Note is Revolving Note B as defined in the Credit Agreement, is subject to the Credit Agreement and is secured pursuant to Security Agreement B and the Patent and Trademark Security Agreement as defined in the Credit Agreement.

                                   MEDICAL GRAPHICS CORPORATION


                                   By
                                      ---------------------------
                                      Glenn D. Taylor
                                      Its Chief Executive Officer

                                                  Exhibit C to Credit Agreement

                          FORM OF BORROWER AGREEMENT

                                               Exhibit D to Credit Agreement

                            COMPLIANCE CERTIFICATE

To:  Christopher A. Cudak
     Norwest Bank Minnesota, National Association
     Warren A. Lindman
     Norwest Business Credit, Inc.

Date: __________________, 199___

Subject:  Medical Graphics Corporation
          Financial Statements

          In accordance with our Credit Agreement dated as of March 31, 1997 (the "Credit Agreement"), attached are the financial statements of Medical Graphics Corporation (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

          I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

          EVENTS OF DEFAULT. (Check one):

     / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.
    / / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          I further hereby certify that pursuant to Section 5.12 of the Credit Agreement, as of the Reporting Date the Borrower's Tangible Net Worth was $____________ which / / satisfies / / does not satisfy the requirement that such amount be not less than $1,300,000 on the Reporting Date.

          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                              MEDICAL GRAPHICS CORPORATION


                              By ________________________________
                                 Dale H. Johnson
                                 Its Chief Financial Officer

                                                  Exhibit E to Credit Agreement

                      FORM OF BORROWING BASE CERTIFICATE



                                Schedule 2.11-1

                                           Schedule 4.1 to Credit and Security
                                           Agreement

TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, AND LOCATIONS
                                OF COLLATERAL

                             TRADE NAMES, DBAS

                                MedGraphics

             CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

         Medical Graphics Corporation
         350 Oak Grove Parkway
         St. Paul, Minnesota 55127

                    OTHER INVENTORY AND EQUIPMENT LOCATIONS

                                   None.



                                 Schedule 4.1-1

                                            Schedule 4.6 to Credit Agreement

                                   Litigation


                                  Schedule 4.1-1

                                            Schedule 4.8 to Credit Agreement

                                      Taxes


                                  Schedule 4.1-1

                                            Schedule 6.1 to Credit Agreement

                                  PERMITTED LIENS

      CREDITOR          COLLATERAL           JURISDICTION         FILING DATE        FILING NO.
      --------          ----------           ------------         -----------        ----------
  Norwest          All Equipment,          MN Secretary of        March 27,         1927798
  Business         Inventory,              State                  1997
  Credit, Inc.     Accounts, General
                   Intangibles, and
                   foreign accounts
                   (subject to an
                   Intercreditor
                   Agreement
                   between Norwest
                   Bank and the
                   Lender).


                                Schedule 7.1-1

                                               Schedule 6.2 to Credit Agreement

                     PERMITTED INDEBTEDNESS AND GUARANTIES

                                 Indebtedness


  Creditor      Principal         Maturity Date           Monthly            Collateral
  --------      ---------         -------------           -------            ----------
                 Amount                                   Payment
                 ------                                   -------
  Norwest       $4,100,000         ________, 199         Revolving       See Permitted Liens
  Business                                             Line of Credit         Schedule
 Credit, Inc.





                                  GUARANTIES

   Primary Obligor       Amount and Description of      Beneficiary of Guaranty
   ---------------       -------------------------      -----------------------
                           Obligation Guaranteed
                           ---------------------



                                     None
                                     ----